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                                                                   Exhibit 16(x)

                           (JANUS CAPITAL GROUP LOGO)

                               JANUS ETHICS RULES

              "Discovering Winning Opportunities for our Investors"

                     PERSONAL TRADING CODE OF ETHICS POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY

                            REVISED February 18, 2009

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                                TABLE OF CONTENTS

DEFINITIONS................................................................    4
INTRODUCTION...............................................................    7
PERSONAL TRADING CODE OF ETHICS............................................    8
OVERVIEW...................................................................    8
GUIDING PRINCIPLES.........................................................    8
CAUTION REGARDING PERSONAL TRADING ACTIVITIES..............................    9
COMMUNICATIONS WITH INDEPENDENT TRUSTEES...................................    9
GENERAL PROHIBITIONS.......................................................    9
TRANSACTIONS IN COMPANY SECURITIES.........................................   11
   WINDOW PERIODS FOR COMPANY SECURITY TRADES..............................   11
   PRE-CLEARANCE PROCEDURES FOR COMPANY SECURITIES.........................   11
TRANSACTIONS IN JANUS FUNDS................................................   11
   BAN ON SHORT-TERM TRADING PROFITS.......................................   12
TRANSACTIONS IN COVERED SECURITIES.........................................   12
   TRADING RESTRICTIONS....................................................   12
   EXCLUDED TRANSACTIONS...................................................   12
   DISCLOSURE OF CONFLICTS.................................................   13
   TRADING BAN ON PORTFOLIO MANAGERS AND RESEARCH ANALYSTS.................   13
   BAN ON IPOS.............................................................   13
   BLACKOUT PERIOD.........................................................   14
   SEVEN- DAY BLACKOUT PERIOD..............................................   14
PRECLEARANCE PROCEDURES FOR COVERED SECURITIES.............................   14
   PRE-CLEARANCE PROCESS FOR ACCESS PERSONS AND INVESTMENT PERSONS
      (EXCLUDING INTECH)...................................................   14
   PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS..........................   16
   FOUR DAY EFFECTIVE PERIOD...............................................   16
   PRE-CLEARANCE OF STOCK PURCHASE PLANS...................................   16
   SIXTY DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS.....................   16
   FIVE DAY BEST PRICE RULE................................................   17
   SHORT SALES.............................................................   17
   HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS.....................   17
REPORTING REQUIREMENTS.....................................................   17
   ACCOUNT STATEMENTS......................................................   17
   HOLDINGS REPORTS........................................................   18
   PERSONAL SECURITIES TRANSACTION REPORTS.................................   18
   NON-INFLUENCE AND NON-CONTROL ACCOUNTS..................................   19
OTHER REQUIRED FORMS.......................................................   19
   ACKNOWLEDGMENT OF RECEIPT CERTIFICATION.................................   19
   ANNUAL CERTIFICATION....................................................   19
   DIRECTORSHIP DISCLOSURE FORM............................................   19


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
   INVESTMENT PERSONS SEMI-ANNUAL TRANSACTION CERTIFICATION................   20
   TRUSTEE REPRESENTATION CERTIFICATION....................................   20
GIFT AND ENTERTAINMENT POLICY..............................................   20
   GIFT GIVING.............................................................   20
   GIFT RECEIVING..........................................................   20
   ENTERTAINMENT...........................................................   21
   REPORTING REQUIREMENTS..................................................   21
   REPORTING REQUIREMENTS FOR CERTAIN INVESTMENT PERSONNEL.................   21
   GIFT / ENTERTAINMENT POLICY FOR TRUSTEES................................   21
   TRUSTEE REPORTING REQUIREMENTS..........................................   22
OUTSIDE EMPLOYMENT POLICY..................................................   22
PENALTY GUIDELINES.........................................................   22
SUPERVISORY AND COMPLIANCE PROCEDURES......................................   23
SUPERVISORY PROCEDURES.....................................................   24
   PREVENTION OF VIOLATIONS................................................   24
   DETECTION OF VIOLATIONS.................................................   24
COMPLIANCE PROCEDURES......................................................   24
   REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS...........................   24
   ANNUAL REPORTS..........................................................   25
RECORDS....................................................................   25
   INSPECTION..............................................................   26
   CONFIDENTIALITY.........................................................   26
   FILING OF REPORTS.......................................................   26
THE ETHICS COMMITTEE.......................................................   26
   MEMBERSHIP OF THE COMMITTEE.............................................   26
   COMMITTEE MEETINGS......................................................   26
   SPECIAL DISCRETION......................................................   27
GENERAL INFORMATION ABOUT THE ETHICS RULES.................................   27
   DESIGNEES...............................................................   27
   ENFORCEMENT.............................................................   27
   INTERNAL USE............................................................   27
APPENDIX A.................................................................   28
APPENDIX B.................................................................   37
APPENDIX C.................................................................   44

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                               JANUS ETHICS RULES

                                   DEFINITIONS

The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1.   "Access Person" shall mean:

     1)   Any Trustee, Director, Officer or Advisory Person of Janus.

     2) Any employee of Janus or other person who provides advice on behalf of Janus and is subject to the supervision and control of Janus who has access to nonpublic information regarding any Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of the Janus Funds, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic.

     3) Any other persons designated by the Ethics Committee as having access to current trading information.

2.   "Advisory Person" shall mean:

     1) Any employee of Janus Funds or Janus who in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Janus Funds or for the account of advisory Clients, or whose functions relate to the making of any recommendations with respect to such purchases and sales.

     2) Any natural person in a control relationship to the Janus Funds or Janus who obtains information concerning recommendations made to the Janus Funds or for the account of Clients with regard to the purchase or sale of securities.

3. "Assistant Portfolio Manager" shall mean any person who, in connection with his or her regular functions or duties, assists a Portfolio Manager with the management of a Janus Fund or advisory Client. Assistant Portfolio Managers generally do not execute any independent investment decisions nor do they have final responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client. If in the event an Assistant Portfolio Manager has the ability to independently make investment decisions on behalf of any Janus Fund or advisory Client, then such person will be considered a Portfolio Manager for purposes of these Rules.

4. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is subject to the provisions of Section 16 except that the determination of direct or indirect Beneficial Ownership shall apply to all Covered Securities which an Access Person has or acquires. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partner, minor children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

5. "Client(s)" shall mean the Janus Funds and other individual and institutional advisory clients of Janus.

6. "Company Security" is any security or option issued by Janus Capital Group Inc (JNS).

7. "Control" shall have the same meaning as that set forth in Section 2(a)(19) of the Investment Company Act of 1940 (the "1940 Act").

8. "Covered Persons" are all Trustees, Directors, Officers, and full-time, part-time or temporary employees of Janus INTECH Investment Management LLC (INTECH), and Perkins Investment Management (Perkins) and persons working for any of the foregoing on a contract basis.

9. "Covered Securities" generally include all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving securities or index thereof (including foreign currencies), including an instrument whose value is derived or based on any of the above (a "derivative"). Covered Securities also include securities of the Janus Funds (other than money market funds). The term Covered Security includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. The following investments are not Covered Securities:

     1) Shares of registered open-end investment companies (e.g., mutual funds) other than Janus Funds (excluding money market funds) and shares of unit investment trusts that invest exclusively in registered open-end investment companies.

     2) Direct obligations of the U.S. government (e.g., Treasury securities) or any derivative thereof.

     3) High-quality short-term debt instruments, such as bank certificates of deposit, banker's acceptances, repurchase agreements, and commercial paper.

     4) Insurance contracts, including life insurance or annuity contracts where Janus Funds or Janus sub-advised products are not offered as an investment option.

     5) Direct investments in real estate, private business franchises or similar ventures.

     6)   Physical commodities or any derivatives thereof.

10. "Designated Compliance Representatives" are David Kowalski and Susan Wold or their designee(s).

11.  "Director of Research" is Jim Goff.

12. "Ethics Committee" is comprised of Robin Beery, Greg Frost, Ted Hans, Heidi Hardin, Kelley Howes, David Kowalski, Shannon Sisler, Gibson Smith, Susan Wold, and Justin Wright.

13. "FINRA" is the Financial Industry's Regulatory Agency that was formed in August 2006 as result of the merger between the regulatory bodies of the New York Stock Exchange and the National Association of Securities Dealers, Inc.

14. "Independent Trustees" are Outside Trustees who are not "interested persons" of the Janus Funds within the meaning of Section 2(a)(19) of the 1940 Act.

15. "Initial Public Offering" (IPO) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

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16.  "Inside Trustees" are Trustees who are employed by Janus.

17. "Interested Trustees" are Trustees who, due to special circumstances, are treated by Janus as "interested persons" of the Janus Funds. Interested Trustees are not employed by Janus.

18. "Investment Personnel" shall mean a person who makes or participates in making decisions regarding the purchase or sale of securities by or on behalf of any Client and any person such as an analyst or trader who directly assists in the process. Such employees shall include, but are not limited to, Portfolio Managers, Assistant Portfolio Managers, research analysts, research associates, traders and trade operations personnel. All Investment Personnel are also deemed Access Persons.

19. "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Capital Management LLC, Janus Services LLC, Janus Distributors LLC, Janus Holding Corporation, Janus International Holding LLC, Janus International Ltd., Janus International (Asia) Ltd., Janus Capital Trust Manager Ltd., Janus Selection, Janus World Principal Protected Funds, Janus Capital Funds Plc, INTECH and Perkins.

20. "Janus Funds" are Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Global Funds SPC, Janus Selection, Janus World Principal Protected Funds, and Janus Capital Funds Plc and any other mutual fund or unregistered product to which Janus or a control affiliate is a sub-adviser.

21. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended ("1933 Act") pursuant to Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 and 506 thereunder. Limited offerings are often referred to as "private placements" and many unregistered investment vehicles such as hedge funds, private equity funds and venture capital funds are offered pursuant these exemptions.

22. "NASD" is the former National Association of Securities Dealers, Inc., now FINRA. The FINRA rules are still referred to as NASD rules.

23. "Non-Access Person" is any person that is not an Access Person. If a Non-Access Person is a spouse or an equivalent domestic partner of an Access Person, then the Non-Access Person is deemed to be an Access Person.

24. "Portfolio Manager" means any person who, in connection with his or her regular functions or duties, has primary responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client.

25.  "Registered Persons" are persons registered with FINRA by JD LLC.

26.  "Restricted Personnel" shall mean:

     1)   Any Independent Director, Interested Trustee or Officer of JNS.

     2) Any employee who in the ordinary course of his or her business has access either directly or indirectly to material non-public information regarding JNS (such as certain specified members of the JNS internal audit, finance and legal staffs).

     3) Any other persons determined by the Ethics Committee who potentially has access to material non-public information regarding JNS.

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27.  "Security Held or to be Acquired" means any Covered Security which, within the most recent fifteen (15) days (i) is or has been held by any Client; or
     (ii) is being or has been considered by any Client for purchase.

28.  "SEC" is Securities and Exchange Commission.

29. "Trustees" are Trustees of Janus Investment Fund, Janus Adviser Series, and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

                                  INTRODUCTION

These Ethics Rules (the "Rules") apply to all Covered Persons and require that Janus' business be conducted in accordance with the highest ethical and legal standards, and in such a manner as to avoid any actual or perceived conflict of interest.

The Rules are intended to ensure that you (i) observe applicable legal (including compliance with applicable state and federal securities laws) and ethical standards in the performance of your duties and in pursuit of Janus' goals and objectives; (ii) at all times place the interests of the Janus Funds and their shareholders, and Clients first; (iii) disclose all actual or potential conflicts (including those between Janus Fund shareholders and JNS public stockholders), should they emerge, to the Operating Council or the Chief Compliance Officer; (iv) adhere to the highest standards of loyalty, candor and care in all matters relating to our Fund Shareholders and Clients; (v) conduct all personal trading, including transactions in Janus Funds, Company Securities and Covered Securities, consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and (vi) not use any material non-public information in securities trading. The Rules also establish policies regarding other matters such as outside employment and the giving or receiving of gifts. The Rules do not cover every issue that may arise, but set out basic principles to guide all personnel. Adherence to the Code is critical to maintaining the integrity, reputation and performance of Janus.

You should note that certain portions of the Rules (such as the rules regarding personal trading) may also apply to others, including certain members of your family.

You are required to read and retain these Rules and to sign and submit an Acknowledgment of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter, you are required to complete an Annual Certification Form. The Annual Certification Form confirms that (i) you have received, read and asked any questions necessary to understand the Rules;
(ii) you agree to conduct yourself in accordance with the Rules; and (iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.

You are also responsible for reporting matters involving violations or potential violations of the Rules or applicable legal and regulatory requirements by JNS personnel of which you may become aware. Reports may be made to your supervisor, Compliance Representative or Legal Representative. You may also make anonymous reports of possible Code violations by calling 1-800-326-LOSS. An Employee who in good faith reports illegal or unethical behavior is not subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy and any concern about retaliation should be reported immediately. Any person found to have retaliated against an Employee for reporting violations is subject to appropriate disciplinary action.

Unless otherwise defined, all capitalized terms shall have the same meaning as set forth in the Definitions section.

                         PERSONAL TRADING CODE OF ETHICS

                                    OVERVIEW

In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities held or to be acquired by a registered investment company or in the registered investment company itself if such personal transactions are made in contravention of rules the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. In addition, registered investment advisers are required to establish, maintain and enforce written codes of ethics that include certain minimum standards of conduct, including among other things, reporting of personal securities transactions by Access Persons. This Personal Trading Code of Ethics (the "Code") and information reported hereunder enables Janus to fulfill these requirements.

The Code applies to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the Beneficial Owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home or certain trusts under which you or such persons are a beneficiary.

                               GUIDING PRINCIPLES

Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the 1940 Act and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect Janus Clients. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities, which are suitable for Janus Clients in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of the Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

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                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

Janus will not bear any losses in personal accounts resulting from the application of these Rules. Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close a position may become prohibited for some Covered Persons while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. Furthermore, if Janus becomes aware of material non-public information, or if a Client is active in a given security, some Covered Persons may find themselves "frozen" in a position.

                    COMMUNICATIONS WITH INDEPENDENT TRUSTEES

As a regular business practice, Janus attempts to keep the Funds' Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings, on a website dedicated to the Trustees, through meetings between the Chairman of the trustees and Janus' CIO(s) held in the interim between board meetings and otherwise. In addition, Janus personnel are encouraged to respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting the Funds. With regard to specific holdings information, however, Janus has adopted mutual fund holdings disclosure policies and procedures designed to be in the best interest of the Funds, to protect the confidentiality of the Funds' portfolio holdings and to permit disclosure of non-public portfolio holdings where such a disclosure is consistent with the antifraud provisions of the federal laws and a Fund's or Janus' fiduciary duties. The mutual funds holdings disclosure policy specifically provides that for legitimate business purposes the Trustees may receive non-public portfolio holdings. Accordingly, the Trustees may receive specific information regarding trading activities and portfolio holdings during their periodic portfolio performance reviews and other interim meetings to review investment department activities and personnel, as referred to above. In addition, the policy contemplates that, from time to time, the Trustees may receive specific information in order to perform their duties. Consistent with that mutual funds holdings disclosure policy, however, it is Janus' general policy not to communicate specific trading or holdings information and/or advice on specific issues to Independent Trustees (i.e., not to provide information on securities for which current activity is being considered for Clients) except as set forth above and in accordance with the policy. Any pattern of repeated requests for specific trading information not in accordance with the mutual funds holdings disclosure policy or as part of their responsibilities by the Funds' Trustees should be reported to the Chief Compliance Officer or the Vice President of Compliance.

                              GENERAL PROHIBITIONS

The following activities are prohibited for applicable Covered Persons (remember, if you work at Janus full-time, part-time, temporarily, on a contract basis or you are a Trustee, you are a Covered Person). Persons who violate any prohibition may be required to disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

Covered Persons may not cause a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a Covered Person would violate this Code by causing a Client to purchase securities owned by the Covered Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling securities in an attempt to protect a personal investment, such as an option on that security.

     1) Covered Persons may not use knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

     2) Covered Persons have an obligation to safeguard material non-public information regarding Janus and its Clients. Accordingly, Covered Persons may not disclose current portfolio transactions made or contemplated for Clients or any other non-public information to anyone outside of Janus, except under Janus' Mutual Fund Holdings Portfolio Disclosure Policy (attached as Exhibit A) and Janus Capital Management LLC Portfolio Holdings Disclosure Policy for Separately Managed Accounts and Commingled Portfolios (attached as Exhibit B).

     3) Covered Persons may not engage in fraudulent conduct in connection with the purchase or sale of Securities Held or to be Acquired by a Client, including without limitation:

          (i)   Employing any device, scheme or artifice to defraud any Client.

          (ii) Making any untrue statement of material fact to any Client or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, misleading.

          (iii) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client.

          (iv) Engaging in any manipulative practice with respect to any Client.

          (v) Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities that would be otherwise prohibited by the Code if the positions were taken directly.

     4) Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Ethics Committee, the Investment Personnel serving as Director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

     5) Covered Persons are also prohibited from engaging in a pattern of transactions in Covered Securities, Company Securities and Janus Funds which are excessively frequent so as to potentially:

          (i) Impact their ability to carry out their assigned responsibilities.

          (ii)  Increase the possibility of actual or apparent conflicts.

          (iii) Violate any provision of the Rules, the Corporate Code of Conduct and Janus Funds' prospectuses.


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

                       TRANSACTIONS IN COMPANY SECURITIES

WINDOW PERIODS FOR COMPANY SECURITY TRADES

Restricted Personnel and their related parties (your parents, spouse, minor children and other persons living in your household, as well as you) may, subject to pre-clearance and other limitations under the insider trading policy and unless informed to the contrary, only trade in Company Securities during the Window Period. The Window Period will generally open twenty-four (24) hours after JNS publicly announces its quarterly earnings and will close 10 calendar days prior to quarter end. Unless Restricted Personnel have been notified by Compliance to the contrary, no securities trades may take place outside the Window Period.

Non-discretionary transactions in Company Securities (e.g., the acquisition of securities through Janus' ESPP or receiving options in Company Securities as part of a compensation or benefit plan) do not require pre-clearance.

Covered Persons may not engage in transactions in Company Securities that are speculative in nature. Speculative trading in Company Securities is characterized by transactions in "put" or "call" options, short sales or similar derivative transactions. Janus discourages short term trading in its own stock. This includes soliciting speculative trades in Company securities. You should not solicit or offer an opinion on Janus stock.

INDEPENDENT TRUSTEES ARE PROHIBITED FROM OWNING COMPANY SECURITIES.

PRE-CLEARANCE PROCEDURES FOR COMPANY SECURITIES

To pre-clear a trade, Restricted Persons must submit a Pre-Clearance Form to Compliance through Janus' web-based Personal Trading Application ("iComply"). The Director of Compliance or such other Compliance or Legal Representative shall discuss the transaction with Janus' General Counsel, Chief Financial Officer or Chief Compliance Officer. Compliance shall promptly notify the person of approval or denial for the transaction via email. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. Prior clearance is in effect for four business days from and including the day of first notification to execute the trade unless revoked by Janus prior to the expiration of the four business day period.

                          TRANSACTIONS IN JANUS FUNDS

No Covered Person (including Trustees) shall engage in excessive trading or market timing activities with respect to any Janus Fund (excluding taxable and tax-exempt money market funds). For the purposes of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same Janus Fund in excess of four "round trips" per rolling 12-month period. A "round trip" is a redemption out of a Janus Fund (by any means) followed by a purchase back into the same Janus Fund (by any means).

Certain transactions in Fund shares, such as periodic rebalancing (no more frequently than quarterly) or those which are made pursuant to systematic purchase, exchange, or redemption programs generally do not raise excessive trading concerns and normally do not require application of the method to detect and deter excessive trading.

COVERED PERSONS are also required to notify Compliance of each Janus Fund account, including any account where Janus is the sub-adviser, in which they have Beneficial Ownership (see Reporting Requirements below). Covered Persons are subject to any redemption fees charged by the Janus Funds.


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

BAN ON SHORT-TERM TRADING PROFITS

Covered Persons (including Trustees) shall disgorge any profits realized in the purchase and sale of the same Janus Fund (excluding taxable and tax-exempt money market funds) within ninety (90) calendar days. Accordingly, if you sell a Janus Fund within ninety (90) calendar days of purchasing it, you will be required to disgorge any profit made. Disgorgement calculations are determined by the Last-in, First-out (LIFO) method. The ninety (90) day holding period does not apply to written systematic purchase or sale plans such as payroll deduction, automatic monthly investment, or 401(k) contributions. However, it does apply to all other non-systematic transactions such as periodic rebalancing. Any disgorgement of profits required under this provision shall be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may grant exceptions to this ninety (90) day holding period as a result of death, disability or other special circumstances.

                       TRANSACTIONS IN COVERED SECURITIES

TRADING RESTRICTIONS

The trading restrictions of the Code apply to all direct and indirect acquisitions and dispositions of Covered Securities, whether by purchase, sale, stock purchase plan, gift, inheritance or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security (excluding Janus Funds; trading restrictions for Janus Funds are noted above) Beneficially Owned by a Covered Person. Independent Trustees are exempt from certain trading restrictions because of their limited access to current information regarding Janus Funds and Client investments. (PLEASE REFER TO APPENDIX C TO HELP YOU IDENTIFY SOME OF THE SECURITY TYPES THAT REQUIRE PRECLEARANCE AND/OR DISCLOSURE. IF THE LIST DOES NOT MENTION THE SPECIFIC SECURITY TYPE YOU ARE LOOKING FOR, PLEASE CONTACT A COMPLIANCE REPRESENTATIVE). Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee. However, if disgorgement is required as a result of trades by a portfolio manager that conflict with that manager's own Clients, disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.

For trading restrictions applicable to Janus Funds, please see Transactions in Janus Funds above.

EXCLUDED TRANSACTIONS

Some or all of the trading restrictions listed below do not apply to the following transactions; however, these transactions must be reported to Compliance (see Reporting Requirements):

1.   Tender offer transactions are exempt from all trading restrictions.

2. The acquisition of Covered Securities through an employer retirement plan such as 401(k) Plan or stock purchase plans is exempt from all trading restrictions except pre-clearance, the trading ban on Portfolio Managers, and the seven day rule. (Note: the sales of securities acquired through a stock purchase plan are subject to all of the trading restrictions of the Code.)

3. The acquisition of securities through stock dividends, automatic dividend reinvestment plans, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, is exempt from all trading restrictions.

4. An Approved Non-Influence and Non-Control Account. See Non-Influence and Non-Control Account section of this Code. PLEASE NOTE THAT THESE ACCOUNTS ARE SUBJECT TO THE REPORTING REQUIREMENTS and to the pre-clearance requirements for TRADES IN COMPANY SECURITIES FOR RESTRICTED EMPLOYEES.

5. The acquisition of securities by gift or inheritance is exempt from all trading restrictions. (Note: the sales of securities acquired by gift or inheritance are subject to all trading restrictions of the Code.)

6. Transactions in Covered Securities that are gifted (except for gifts intended as political contributions) to charitable organizations are exempt from all trading restrictions. Note this exception does not apply to Company Securities.

DISCLOSURE OF CONFLICTS

If an Investment Person is planning to invest or make a recommendation to invest in securities for a Client, and such person has a material interest in the security or issuer of the security, such person must first disclose such interest to his or her manager. The manager shall conduct an independent review of the recommendation to purchase the security for the Client. The manager may review the recommendation only if he or she has no material interest in the security or issuer of the security. A material interest is Beneficial Ownership of any security (including derivatives, options, warrants or rights), offices, directorships, significant contracts, interests or relationships that are likely to affect such person's judgment.

Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for a Client in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a research analyst has a duty to provide to Janus any material; public information that comes from the company about such security in his or her possession. As a result, Investment Personnel should confirm that a research note regarding such information is on file prior to trading in the security, or if not, should disclose the information to his or her manager or the appropriate portfolio manager.

TRADING BAN ON PORTFOLIO MANAGERS AND RESEARCH ANALYSTS

Portfolio Managers are generally prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including pre-clearance:

1.   The purchase or sale of Non-Covered Securities or Company Securities.

2.   The sale of any security that is not held by any Client.

3. The sale of any security in order to raise capital to fund a significant life event. For example, purchasing a home or automobile or paying medical or education expenses.

4. The purchase or sale of any security that is not a permissible investment for any Client.

Research Analysts are generally prohibited from trading personally in Covered Securities that are on their coverage lists.

BAN ON IPOS

Covered Persons (except Independent Trustees and Interested Trustees) may not purchase securities in an IPO (excluding secondary, fixed-income and convertible securities offerings). Such securities may be purchased or received, however, when the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the

Covered Person except in connection with a shareholder vote. (Note: any securities or transactions that fall outside the scope of this prohibition are subject to all applicable trading restrictions.)

BLACKOUT PERIOD

No Access Person may engage in a transaction in a Covered Security when such person knows or should have known at the time there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked by Compliance as part of the pre-clearance process. Pre-clearance may be given when any pending Client order is completely executed or withdrawn.

SEVEN- DAY BLACKOUT PERIOD

Investment Personnel may not trade in a Covered Security within seven (7) calendar days after a trade in that security has been made on behalf of any Janus Fund or Client.

                 PRECLEARANCE PROCEDURES FOR COVERED SECURITIES

Access Persons (except Independent Trustees) must obtain pre-clearance prior to engaging in any personal transaction in Covered Securities, unless such transaction meets one of the Excluded Transactions provisions noted above. A Pre-clearance Request Form must be submitted to Compliance through iComply. The Pre-clearance Request Form should indicate if securities are being purchased in a Limited Offering. Compliance shall promptly notify the person of approval or denial of the transaction via email. Notification of approval or denial of the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When pre-clearance has been approved, the person then has four (4) business days from and including the day of first notification to execute the trade.

Investment personnel who have been authorized to acquire securities in a Limited Offering or who hold such securities must disclose that investment to the Director of Research when they are involved in a Client's consideration of an investment in that issuer, and the Client's decision to purchase such security must be independently reviewed and approved by the Chief Investment Officer or Director of Research provided such persons have no personal interest in the issuer.

PRE-CLEARANCE PROCESS FOR ACCESS PERSONS AND INVESTMENT PERSONS (EXCLUDING
INTECH)

A. General pre-clearance shall be obtained by all Access Persons from an authorized person from each of the following:

     1. A designated Legal or Compliance Representative will present the personal investment to the Director of Research and his/her designee. The Director of Research will send an e-mail notification containing the personal investment information to all Portfolio Managers, Research Analysts, and Traders. Portfolio Managers, Research Analysts and Traders shall object to such clearance in writing if such person knows of a conflict with a pending Client transaction or a transaction known by such person to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Pre-clearance Form. Such approval is not required for sales of securities not held by any Clients.

     2. A designated Legal or Compliance Representative will verify via iComply that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Janus Client (excluding INTECH Clients).

     3. The Director of Compliance or a designated Legal or Compliance Representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the Access Person has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

B. Trades by Investment Personnel employed by JNS may not be pre-cleared pursuant to Section A above. Instead, Investment Personnel must obtain the following approvals.

     1. Investment Personnel must send an email to all Portfolio Managers, Research Analysts and Traders requesting pre-clearance with a detailed analysis (i.e., describe company's business, valuation and investment rationale) as to why they are requesting the transaction AND WHY IT IS NOT APPROPRIATE FOR CLIENTS. This will start the clock for the Seven
          (7) Day Blackout Period.

     2. If, on the seventh (7th) calendar day after the Investment Person sent the email to the group and no one objected to the trade and no trades in that security occurred on behalf of any Janus Fund or Clients, then the Investment Person must next receive WRITTEN (EMAIL) APPROVAL FROM THE DIRECTOR OF RESEARCH who will evaluate (i) whether or not there is any conflict of interest or questions of impropriety and (ii) if the Investment Person is also a research analyst and at the time of the request covers the security, the Director of Research shall decline the request.

     3. If steps one and two above clear, then the Investment Person must request pre-clearance from Compliance via iComply. Compliance will verify completion of steps one and two and then check the Restricted List and trading blotter to ensure no trades are pending.

If steps one, two and three under Section B above are all cleared, then pre-clearance will be granted and the Investment Person will have four (4) business days to execute the trade.

In addition to the pre-clearance requirements for Investment Personnel, Assistant Portfolio Managers must obtain prior written approval from the Portfolio Manager of the Janus Fund or advisory Client for which he or she is the Assistant Portfolio Manager. Assistant Portfolio Managers are also required to note on the Pre-clearance Request Form whether or not the security was recommended to Portfolio Managers for purchase or sale on behalf of any Janus Fund or advisory Client, and the reason why the Portfolio Manager decided the transaction was not appropriate at the time.

C. Investment Person (excluding Portfolio Managers) Pre-Clearance of Exchange Traded Funds (ETFs):

     1. The Investment Person must receive written (email) approval from the Director of Research who will evaluate whether or not there is any conflict of interest or questions of impropriety.

     2. Upon approval by the Director of Research the Investment Person must request pre-clearance from Compliance via iComply. Compliance will verify approval and then check the Restricted List and trading blotter to determine whether trades are pending.

NO AUTHORIZED PERSON MAY PRE-CLEAR A TRANSACTION IN WHICH SUCH PERSON HAS BENEFICIAL OWNERSHIP.

PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS

General pre-clearance shall be obtained by all INTECH Access Persons from an authorized person from each of the following:

1. A designated Legal or Compliance Representative will present the personal investment to INTECH's Chief Compliance Officer ("CCO"), or INTECH's Compliance Director in the absence of the CCO, whereupon they will have an opportunity to object in writing. INTECH's CCO or INTECH's Compliance Director shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Pre-clearance Request Form.

2. A designated Legal or Compliance Representative will verify via iComply that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of an INTECH Client (excluding JNS Clients).

3. The Director of Compliance, or a designated Legal or Compliance Representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the Access Person has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

NO AUTHORIZED PERSON MAY PRE-CLEAR A TRANSACTION IN WHICH SUCH PERSON HAS BENEFICIAL OWNERSHIP.

FOUR DAY EFFECTIVE PERIOD

Clearances to trade are in effect for four (4) trading/business days from and including the day of first notification of approval. For stock purchase plans, exercise of Company Securities and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, are generally not allowed unless such order is expected to be completed within the four (4) day effective period. It is necessary to re-pre-clear transactions not executed within the four-day effective period.

PRE-CLEARANCE OF STOCK PURCHASE PLANS

Access Persons (except Independent Trustees) who wish to participate in a stock purchase plan must pre-clear such trades via iComply prior to submitting notice of participation in such stock purchase plan to the applicable company. To pre-clear the trade, the Director of Compliance shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, you must pre-clear any increase of $100 or more to a pre-existing stock purchase plan.

SIXTY DAY RULE -- PROHIBITION ON SHORT-TERM PROFITS

Access and Investment Persons (except Independent Trustees) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within sixty (60) calendar days. Disgorgement calculations are determined by the Last-in, First-out (LIFO) method.

ONE DAY BEST PRICE RULE

Any Access Person (except Independent Trustees) who buys or sells a Covered Security within one (1) business day before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such Access Person and the least favorable price paid or received by a Client during such period.(1) The Ethics Committee has the authority by unanimous action to exempt any person from the one (1) day rule if such person is selling securities to raise capital to fund a significant life event. For example, purchasing a home or automobile or paying medical or education expenses. In order for the Ethics Committee to consider such exemption, the life event must occur within thirty (30) calendar days of the security transaction, and the person must provide written confirmation of the event.

FIVE DAY BEST PRICE RULE

Any Investment Person who buys or sells a Covered Security within five (5) business days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period.(2)

SHORT SALES

Any Access Person (except Independent Trustees) who sells short a Covered Security that such person knows or should have known is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the pre-clearance process.

HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS

No Access Person (except Independent Trustees and Interested Trustees) may participate in hedge funds, investment partnerships, investment clubs or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must mark the account as a Non-Influence and Non-Control account on the Account Disclosure Form in iComply and submit it to Compliance for approval. (See Non-Influence and Non-Control Accounts section below.) Such investments are typically Limited Public Offerings and are subject to pre-clearance.

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

All Covered Persons (except Independent Trustees) must notify Compliance of each brokerage account and Janus Fund account in which they have Beneficial Ownership and must arrange for their brokers or financial institutions to provide to Compliance, within thirty (30) calendar days, duplicate account statements and confirmations showing all transactions in brokerage or Janus Fund accounts in which they have Beneficial Ownership. Disclosure of reportable brokerage or Janus Fund accounts must be submitted via iComply.

----------
(1) Personal purchases are matched against subsequent Client purchases and personal sales are matched against subsequent Client sales for purposes of this restriction. Janus and Perkins personnel trades will be matched against Janus and Perkins Client trades and INTECH Personnel trades will be matched against INTECH Client trades.

(2) Personal purchases are matched against subsequent Client purchases and personal sales are matched against subsequent Client sales for purposes of this restriction.

PLEASE NOTE THAT EVEN IF SUCH PERSON DOES NOT TRADE COVERED SECURITIES IN A PARTICULAR BROKERAGE OR COMMODITIES ACCOUNT (E.G., TRADING NON-JANUS MUTUAL FUNDS IN A SCHWAB ACCOUNT), THE REPORTING OF DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS IS REQUIRED. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

Independent Trustees and Interested Trustees must notify Compliance of each Janus Fund account in which he or she has Beneficial Ownership, including any brokerage account through which Janus Fund shares are held, and must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or Janus Fund accounts in which they have Beneficial Ownership. Disclosure of reportable brokerage or Janus Fund accounts must be submitted via iComply.

Covered Persons must immediately report to Compliance the opening of a reportable account, and certify annually thereafter, including the name of the firm and the name under which the account is carried. Disclosure of reportable brokerage or Janus Fund accounts must be submitted via iComply.

Certain transactions might not be reported through a brokerage account, such as private placements, inheritances or gifts. In these instances, Access Persons must report these transactions within ten (10) calendar days after the transaction using a Personal Securities Transaction Report as noted below.

     Registered Persons of JD LLC are reminded that they must also inform any brokerage firm with which they open an account at the time the account is opened, that they are registered with JD LLC.

HOLDINGS REPORTS

Access Persons (except Independent Trustees) must submit to the Chief Compliance Officer or his designee via iComply, within ten (10) calendar days after becoming an Access Person, Covered Securities and Janus Mutual Fund Holdings beneficially held and any accounts through which such securities are maintained. Every Access Person must submit an annual holdings report at least once each twelve month period. The reports must contain information current as of no more than forty-five (45) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

Access Persons (other than Independent Trustees) must submit via iComply a Personal Securities Transaction Report to the Chief Compliance Officer or other persons designated in this Code within ten (10) calendar days after any month end showing all transactions in Covered Securities for which confirmations known by such person were not timely provided to Janus, and all such transactions that are not effected in brokerage or commodities accounts, including without limitation non-brokered private placements, and transactions in securities that are in certificate form, which may include gifts, inheritances and other transactions in Covered Securities.

Independent Trustees and Interested Trustees must report a transaction in a Covered Security if such person knew, or in the ordinary course of fulfilling his or her official duties as a Trustee should have known, that, during the fifteen (15) day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of any Janus Fund for which such person acts as Trustee.

Such persons must promptly comply with any request of the Director of Compliance to Provide Transaction reports regardless of whether their broker has been instructed to provide duplicate confirmations. Such reports may be requested, for example, to check that all applicable confirmations are being received or to supplement the requested confirmations when a broker is difficult to work with or otherwise fails to provide duplicate confirmations on a timely basis.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

The Rules shall not apply to any account, partnership or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons wishing to rely upon this provision are required to receive prior approval from the Ethics Committee. In order to request such approval, the account must be marked as Non-Influence and Non-Control when submitted to Compliance via iComply.

Note: Although a Covered Person may be given an exemption from the Rules for a certain account, such accounts are prohibited from purchasing securities in an initial public offering, Limited Public Offerings, and Company Securities except in accordance with these Rules; and he or she is required to provide Compliance with duplicate account statements and trade confirmations.

Any account beneficially owned by a Covered Person that is managed by Janus in a discretionary capacity is not covered by these Rules as long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

In addition to the Pre-clearance Form, Personal Brokerage Account Disclosures, Report of Personal Securities Transactions, Annual Transaction Report and Notification of Non-Influence and Non-Control Accounts discussed above, the following certifications (available through iComply) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT CERTIFICATION

Each Covered Person must provide Compliance with an Acknowledgment of Receipt Certification within ten (10) calendar days of commencement of employment or other services certifying that he or she has received a current copy of the Rules and acknowledges, as a condition of employment, that he or she will comply with the Rules in their entirety. In addition, Compliance will provide all Covered Persons with a copy of any amendments to these Rules, and each Covered Persons must certify an acknowledgement of receipt of any material amendments.

ANNUAL CERTIFICATION

Each Covered Person must certify annually that he or she:

1.   Has received, read and understands the Rules.

2.   Has complied with the requirements of the Rules.

3. Has disclosed or reported all open brokerage account and Janus Fund accounts, personal holdings and personal securities transactions required to be disclosed or reported pursuant to the requirements of the Rules.

DIRECTORSHIP DISCLOSURE FORM

Access and Investment Personnel must provide a brief description of any positions held (e.g. Director, Officer, other) with for profit entities other than Janus by submitting a Directorship Disclosure Form via iComply.

INVESTMENT PERSONS SEMI-ANNUAL TRANSACTION CERTIFICATION

Each Investment Person must provide Compliance with a Transaction Form semi-annually for the calendar year. Investment Persons must certify whether he or she made directed transactions in Janus Mutual Funds based on knowledge of material, non-public information.

TRUSTEE REPRESENTATION CERTIFICATION

All Trustees must upon commencement of services and annually thereafter, provide Compliance with an Independent Trustee/Interested Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

                          GIFT AND ENTERTAINMENT POLICY

Gifts may be given (or accepted) only if they are in accordance with Janus' Gift and Entertainment Policy and do not raise any question of impropriety. A question of impropriety occurs if a gift influences or gives the appearance of influencing the recipient. Some Janus business units have supplemental policies regarding gifts and entertainment, which may require additional reports or approvals. YOU ARE RESPONSIBLE FOR KNOWING THE POLICIES OF YOUR BUSINESS UNIT THAT ARE APPLICABLE TO YOU. Only the Chief Compliance Officer, Vice President or Director of Compliance is authorized to grant waivers of this policy.

The following outlines Janus' general policy on giving and receiving gifts and entertainment and is applicable to all officers, directors and employees of Janus.

GIFT GIVING

     - IN GENERAL, GIFT GIVING IS LIMITED TO $100.00: Neither you nor members of your immediate family may give any gift, series of gifts or other thing of value, ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships").

     - PROHIBITIONS: (i) You are prohibited from giving cash, making loans and providing personal services or special discounts on behalf of Janus, even if these fall within the above dollar limits; and (ii) you are prohibited from giving a gift if the gift could be seen by others as engaging in bribery or a consideration for a business favor.

     - CHARITABLE CONTRIBUTIONS: You are required to receive advance approval from Compliance before making a charitable contribution on behalf of a Client or financial intermediary. Approval is granted only when it is clear that the contribution is being made by Janus.

GIFT RECEIVING

     - IN GENERAL, RECEIPT OF GIFTS IS LIMITED TO $100.00: Neither you nor members of your immediate family may receive any Gift(s) the value of which are estimated to exceed $100.00 per year from any single Business Relationship. You may accept a token gift only when the value involved is not material and clearly will not place you under any real or perceived obligation to the donor. Gifts are considered material in value if they influence or give the appearance of influencing the recipient. In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $100 in any twelve (12) month period, you must immediately notify your manager. Managers who receive such notification must report this information to the Chief Compliance Officer, Vice President or Director of Compliance.

     - PROHIBITIONS: (i) You are prohibited from receiving cash, loans or personal services or special discounts unless such personal services or special discounts are available to all Covered Persons (i.e. a discount coupon from a retail store); and (ii) the solicitation of Gifts is prohibited (i.e., you may not request a Gift, such as tickets to a sporting event, be given to you)

     - TRAVEL EXPENSES: In general, Janus must pay for all travel and lodging expenses. For example, when a Janus employee is invited to tour a company's facilities or meet with representatives of a company, Janus, and not the company, must pay for your travel and lodging expenses. A Business Relationship may pay for travel amenities that are not readily ascertainable or are considered insubstantial (i.e. a shared cab fare).

     - CONFERENCES AND INDUSTRY EVENTS: Janus employees are frequently requested to speak at industry conferences and events. In some situations the speech or appearance involves travel, lodging, entertainment or other customary speaker amenities (Customary Business Amenities). If the Business Relationship offers to pay for all or a portion of the Customary Business Amenities, and the amount exceeds the Gift and Entertainment Policy, you are required to have the payment pre-approved by your supervisor/manager AND the Chief Compliance Officer, Vice President or Director of Compliance.

ENTERTAINMENT

In general, entertainment is not considered a Gift so long as such entertainment is business related (e.g., if you are accepting tickets to a sporting event, the offerer must go with you), reasonable in cost, appropriate as to time and place and neither so frequent nor so costly as to raise any question of impropriety. (Entertainment includes items such as a ticket to a sporting event or the theater, greens fees, an invitation to a reception or cocktail party or other comparable entertainment.) Entertainment that you receive requires the offerer's attendance and is subject to:

          1. Max $250 value per employee, and, if applicable, max $500 value for employee and employee's guest per single outing. The limits apply to the total market value cost (not face value) of the outing, including meals, travel (airfare/hotels/cars), sporting events, limo rides, etc.

          2. Aggregate value per year of all such benefits may not exceed $1,000 per Business Relationship.

REPORTING REQUIREMENTS

You are required to report gifts/entertainment in excess of $50 from any one Business Relationship. You are required to certify, at least annually, that any gifts and/or entertainment received from any one Business Relationship were in accordance with the policy.

REPORTING REQUIREMENTS FOR CERTAIN INVESTMENT PERSONNEL

Portfolio Managers, Research Analyst and Traders (excluding INTECH) are required to report at least monthly gifts and/or entertainment received with a value greater than $50 from any one Business Relationship.

GIFT / ENTERTAINMENT POLICY FOR TRUSTEES

Trustees may not receive more than $100 in gifts over the course of a calendar year from Janus. Gifts are things of value received where there was no direct meeting with Janus, e.g., a bottle of wine.

Trustees are prohibited from soliciting gifts or entertainment from Janus. Notwithstanding this prohibition, Trustees may pay for attendance at a Janus event. Trustees may attend Janus hosted events, (such as occasional meals, sporting events, theater/Broadway shows, golf outings, an invitation to a reception or cocktail party or comparable entertainment where Janus personnel are in attendance) subject to:

     1. Max $250 value per Trustee, per outing, and, if applicable, max $500 value for Trustee and Trustee's guest PER SINGLE OUTING. The limits apply to the total market value cost (not face value) of the outing, including meals, travel (airfare/hotels/cars), sporting events, limo rides, etc.

     2.   Aggregate value per year of all such benefits may not exceed $1,000.

The above limitations do not apply to meals served in conjunction with a board meeting.

TRUSTEE REPORTING REQUIREMENTS

Trustees are required to certify, at least annually, that any gifts and/or entertainment received from Janus were in accordance with the policy.

                            OUTSIDE EMPLOYMENT POLICY

No Covered Person (excluding Trustees) shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. All requests for approval must be submitted via iComply by submitting an Outside Employment Form. Registered Persons are reminded that prior approval must be given before any employment outside of Janus is accepted pursuant to JD LLC's Written Supervisory Procedures and applicable NASD rules.

                               PENALTY GUIDELINES

                                    OVERVIEW

Covered Persons who violate any of the requirements, restrictions or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Director of Compliance for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the One Day, Five Day, Thirty Day and Sixty Day Rules are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

Upon learning of a potential deviation from, or violation of the Rules, the Director of Compliance will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendation or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the violation was a technical violation of the Rules or an inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                               PENALTY GUIDELINES

Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

     - First Violation: The Chief Compliance Officer will send a memorandum of reprimand to the person and copy his or her Supervisor and department Vice President. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations, inform the person of the possible penalties for future violations of the Rules and require the person to re-take Rules training.

     - Second Violation (IF OCCURS BEYOND 2YRS OF 1ST VIOLATION, FIRST VIOLATION GUIDELINES WILL APPLY): The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments or suspension of personal trading privileges for up to sixty (60) days. In addition, the Vice President of the employee's department, or in the case of Vice Presidents and above and Investment Personnel, the Chief Operating Officer, will be required to have an in person meeting with the employee to reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations, inform the person of the possible penalties for future violations of the Rules and require the person to re-take Rules training.

     - Third Violation (IF OCCURS BEYOND 2 YRS OF 2ND VIOLATION, SECOND VIOLATION GUIDELINES WILL APPLY): The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments or suspension personal trading privileges for up to ninety (90) days or termination of employment. In addition, the Vice President of the employee's department and the Chief Operating Officer will be required to have an in person meeting with the employee to reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations, inform the person of the possible penalties for future violations of the Rules and require the person to re-take Rules training.

In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may determine to impose any sanctions, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed will be documented in such person's personal trading file maintained by Janus and will be reported to Human Resources.

                      SUPERVISORY AND COMPLIANCE PROCEDURES

The Chief Compliance Officer and Director of Compliance are responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

To prevent violations of the Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

     1. Review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

     2. Answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

     3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

     4. Identify all Access Persons and notify them of their responsibilities and reporting requirements;

     5. Write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

     6. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

          1)   Orienting Covered Persons who are new to Janus and the Rules; and

          2) Further educating Covered Persons by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute which discuss the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

To detect violations of these Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

     - Implement procedures to review holding and transaction reports, confirmations, forms and statements relative to applicable restrictions, as provided under the Code; and

     - Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy.

     Spot checks of certain information are permitted as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

Upon learning of a potential deviation from or violation of the Rules, the Director of Compliance shall report such violation to the Chief Compliance Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Ethics Committee or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

The Chief Compliance Officer shall prepare a written report to the Ethics Committee and the Trustees at least annually. The written report to the Trustees shall include any certification required by Rule 17j-1. This report shall set forth the following information and shall be confidential:

     - Copies of the Rules, as revised, including a summary of any changes made since the last report;

     - Identification of any material issues arising under the Rules including material violations requiring significant remedial action since the last report;

     - Identification of any material conflicts arising since the last report; and

     - Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus' experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

The Trustees must initially approve these Rules within the time frame required by Rule 17j-1. Any material changes to these Rules must be approved within six months.

                                     RECORDS

Compliance shall maintain the following records on behalf of each Janus entity:

     - A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect;

     - A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;

     - Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information;

     - A list of all persons who are, or have been, required to submit reports pursuant to these Rules;

     - A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports; and

     -    A copy of each report submitted to the Trustees pursuant to this Code.

     - A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in Limited Public Offerings for at least five years after the end of the fiscal year in which such approval was granted.

     - A record of all Acknowledgements of Receipt for each person who is, or within the past five years was, a Covered Person.

INSPECTION

The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

To the extent that any report, form acknowledgment or other document is required to be in writing and signed, such documents may be submitted by e-mail or other electronic form approved by Compliance. Any report filed with the Chief Compliance Officer or Director of Compliance of Janus shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

The purpose of this Section is to describe the Ethics Committee. The Ethics Committee was created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered. In the event the Committee is unable to resolve a matter before it, the Chief Compliance Officer may escalate the matter to the Janus Chief Executive Officer, the Fund Trustees, or the Board of Directors.

MEMBERSHIP OF THE COMMITTEE

The Committee consists of Robin Beery, Executive Vice President and Chief Marketing Officer; Greg Frost, Executive Vice President and Chief Financial Officer; Heidi Hardin, Senior Vice President and General Counsel of Janus Capital Management LLC; Kelley Howes, Executive Vice President and General Counsel of Janus Capital Group; David Kowalski, Senior Vice President and Chief Compliance Officer; Shannon Sisler, Senior Vice President of Human Resources; Gibson Smith, Co-Chief Investment Officer; Susan Wold, Vice President and Director of Compliance; Justin Wright, Vice President and General Counsel of INTECH and Ted Hans, Chief Operations Officer of Perkins. The Director of Compliance currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time-to-time.

COMMITTEE MEETINGS

The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

Such other persons may attend a Committee meeting including INTECH and Perkins personnel, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Director of Compliance with respect to the particular employee or employees whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

     - The Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

     - The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

     - The terms or conditions upon which any such exemption is granted is evidenced in writing; and

     - The exempted person(s) agrees to execute and deliver to the Director of Compliance, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, describe such exemptions and the terms and conditions upon which it was granted.

The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

                   GENERAL INFORMATION ABOUT THE ETHICS RULES

                                    DESIGNEES

The Director of Compliance and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.

                                   ENFORCEMENT

In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity in which a Covered Person is associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Trustees.

                                  INTERNAL USE

The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.

                                   APPENDIX A

                              JANUS INVESTMENT FUND
                               JANUS ASPEN SERIES
                              JANUS ADVISER SERIES
                          JANUS CAPITAL MANAGEMENT LLC
             MUTUAL FUND HOLDINGS DISCLOSURE POLICIES AND PROCEDURES

I.   APPLICABILITY AND STATEMENT OF POLICY

     Janus Capital Management LLC's ("Janus Capital") and Janus Investment Fund
(JIF), Janus Aspen Series (JAS) and Janus Adviser Series (JAD) (collectively, the "Trusts" and each series thereof, a "Fund") Mutual Fund Holdings Disclosure Policies and Procedures ("Policies and Procedures") apply to disclosure of the Funds' portfolio holdings to all persons, including, without limitation, individual investors, intermediaries, third-party distributors, consultants, service providers, data aggregators, Trustees of the Funds, and Janus Capital's and/or the Funds' affiliates.

     "Portfolio holdings" consists of at least a complete list of names of securities held by a Fund, or any subset thereof.

     The Policies and Procedures are designed to be in the best interests of the Funds, protect the confidentiality of the Funds' portfolio holdings and to permit disclosure of non-public portfolio holdings where such disclosure is consistent with the antifraud provisions of the federal securities laws and a Fund's or adviser's fiduciary duties.

     Information about open trades, strategies, and investment programs is proprietary information of Janus and may not be disclosed without the approval of Janus.

II.  POLICIES AND PROCEDURES FOR PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS

          A.   PUBLIC DISCLOSURE

          Portfolio holdings information shall be deemed "public" on the day information is filed with the Securities and Exchange Commission ("SEC") or the next day after it is posted to Janus Capital's website(s).

          B.   PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS IN REGULATORY FILINGS

          Each Fund's complete holdings is required to be filed quarterly within 60 days of the end of each fiscal quarter and are available in the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q (filed for first and third fiscal quarters. (The Trusts' filing schedule is listed in Schedule A.) Each Fund may at times be required to make additional or temporary filings with the SEC that may disclose all or part of a Fund's portfolio holdings. Electronic filings made on behalf of a Fund are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov. After electronic documents are filed with the SEC and made available on the SEC's website, information contained in these documents may be distributed to third parties without pre-approval.

          C.   PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS (NON-REGULATORY)

          Janus Capital and the Trusts instituted procedures for the release of all non-regulatory disclosure of portfolio data, including the types of data and the manner in which it may be released. The following table describes policies and procedures with respect to disclosure of portfolio holdings information.

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
FULL PORTFOLIO HOLDINGS
   Non-Money Market Funds             Quarterly (Calendar)          -    Non-money market fund portfolio holdings
                                      (30 days after quarter end)        (other than Funds sub-advised by INTECH)
                                                                         shall generally be publicly available 30
                                                                         DAYS after the end of a calendar quarter.

                                                                    -    THE PORTFOLIO HOLDINGS SHALL NOT INCLUDE
                                                                         CASH, DERIVATIVES AND SHORT POSITIONS.

   Funds sub-advised by:
   INTECH Investment Management LLC   Quarterly (Calendar)          -    Full holdings of Funds sub-advised by
   ("INTECH")                         (60 days after quarter end)        INTECH shall generally be publicly
                                                                         available 60 DAYS after the end of a
                                                                         calendar quarter

                                                                    -    HOLDINGS SHALL BE LISTED IN ALPHABETICAL
                                                                         ORDER.

                                                                    -    HOLDINGS SHALL NOT INCLUDE THE NUMBER OF
                                                                         SHARES OR INDIVIDUAL PERCENTAGE
                                                                         WEIGHTINGS.

                                                                    -    THE PORTFOLIO HOLDINGS SHALL NOT INCLUDE
                                                                         CASH, DERIVATIVES AND SHORT POSITIONS.

   Money Market Funds

                                      Monthly                       -    Money market fund portfolio holdings as
                                      (No lag time but posted up         of month-end shall generally be posted on
                                      to 6 days after month end)         Janus website up to 6 DAYS after the end
                                                                         of a month.

TOP 10 HOLDINGS                       Monthly
                                      (15 days after month end)     -    The top 10 portfolio holdings of each
                                                                         Fund (except for Funds sub-advised by
                                                                         INTECH and "concentrated

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
                                      Quarterly (Calendar)               funds" as described below) shall
                                      (15 days after quarter end)        generally be publicly available 15 DAYS
                                                                         after the end of a month or calendar
                                                                         quarter.

                                                                    -    THE TOP 10 PORTFOLIO HOLDINGS SHALL BE IN
                                                                         ORDER OF POSITION SIZE WITH PERCENTAGES
                                                                         AND AS A TOTAL PERCENTAGE OF THE TOTAL
                                                                         PORTFOLIO THAT THE TOP 10 HOLDINGS
                                                                         COMPRISE, EXCLUDING CASH, DERIVATIVES AND
                                                                         SHORT POSITIONS.

                                                                    -    FOR "CONCENTRATED FUNDS" (AS DESCRIBED
                                                                         BELOW), THE TOP 10 PORTFOLIO HOLDINGS
                                                                         CANNOT BE DISTRIBUTED.

TOP 10 HOLDINGS                       Monthly
                                      (15 days after month end)     -    The top 10 portfolio holdings of Funds
Funds sub-advised by:                                                    sub-advised by INTECH shall generally be
INTECH                                Quarterly (Calendar)               publicly available 15 DAYS after the end
                                      (15 days after quarter end)        of a calendar quarter or 30 DAYS after
                                                                         month end.

                                                                    -    THE TOP 10 PORTFOLIO HOLDINGS SHALL BE IN
                                                                         ALPHABETICAL ORDER AND MAY ONLY REFLECT
                                                                         THE TOTAL PERCENTAGE (AS A GROUP) OF THE
                                                                         TOTAL PORTFOLIO.

                                                                    -    THE 10 HOLDINGS SHALL NOT INCLUDE THE
                                                                         NUMBER OF SHARES OR INDIVIDUAL PERCENTAGE
                                                                         WEIGHTINGS.

                                                                    -    THE TOP 10 HOLDINGS SHALL NOT INCLUDE
                                                                         CASH, DERIVATIVES AND SHORT POSITIONS.

TOP 5 HOLDINGS

                                      Monthly                       -    The top 5 portfolio holdings of
                                      (15 days after month end)          "concentrated funds" shall generally be
                                                                         publicly available 15 DAYS after the end
                                      Quarterly(Calendar)                of a month and 15 DAYS after the end of
                                      (15 days after quarter end)        a calendar quarter.

                                                                    -    The following funds are considered
                                                                         "concentrated funds":

                                                                         JIF:

                                                                              Janus Twenty Fund
                                                                              Janus Orion Fund

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
                                                                              Janus Global Technology Fund
                                                                              Janus Global Life Sciences Fund

                                                                         JAD:

                                                                              Forty Fund
                                                                              Orion Fund
                                                                              Global Real Estate Fund
                                                                              International Forty Fund

                                                                         JAS:

                                                                              Forty Portfolio
                                                                              Global Technology Portfolio
                                                                              Global Life Sciences Portfolio

                                                                    -    THE TOP 5 PORTFOLIO HOLDINGS SHALL NOT
                                                                         INCLUDE CASH, DERIVATIVES AND SHORT
                                                                         POSITIONS.

                                                                    -    THE TOP 5 PORTFOLIO HOLDINGS SHALL BE IN
                                                                         ORDER OF POSITION SIZE AND AS A
                                                                         PERCENTAGE OF THE TOTAL PORTFOLIO.

TOP 5 / BOTTOM 5 PERFORMANCE
CONTRIBUTORS-DETRACTORS               Monthly                       -    The top 5/bottom 5 performance
                                      (30 days after month end)          contributors and detractors of each Fund
                                                                         shall generally be publicly available 30
                                      Quarterly (Calendar)               DAYS after the end of a month and 15
                                      (15 day after quarter end)         DAYS after the end of a calendar
                                                                         quarter.

                                                                    -    THE TOP 5/BOTTOM 5 CONTRIBUTORS AND
                                                                         DETRACTORS TO THE FUND PERFORMANCE SHALL
                                                                         BE IN ALPHABETICAL ORDER WITHOUT
                                                                         PERCENTAGE OF THE TOTAL PORTFOLIO.

SECURITY BREAKDOWNS
                                      Monthly                       -    Security breakdowns (e.g., industry,
PERFORMANCE ATTRIBUTION INFORMATION   (30 days after month end)          sector, regional, market capitalization
AND STATISTICS                                                           and asset allocation) and portfolio
                                      Quarterly (Calendar)               level performance attribution
                                      (15 days after quarter end)        information and statistics shall
                                                                         generally be publicly available 30 DAYS
                                                                         after the end of a month and 15 DAYS
                                                                         after the end of a calendar quarter.

                                                                    -    PERFORMANCE ATTRIBUTION INFORMATION AND
                                                                         STATISTICS SHALL

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
                                                                         ONLY BE MADE AVAILABLE UPON REQUEST.

SECURITY BREAKDOWNS                   Monthly
                                      (30 days after month end)     -    Security breakdowns (e.g., industry,
PERFORMANCE ATTRIBUTION INFORMATION                                      sector, regional, market capitalization
AND STATISTICS                        Quarterly (Calendar)               and asset allocation) and portfolio
                                      (15 days after quarter end)        level performance attribution
Funds sub-advised by:                                                    information and statistics shall
INTECH                                                                   generally be publicly available 30 DAYS
                                                                         after the end of a month and 15 DAYS
                                                                         after the end of a calendar quarter.

                                                                    -    PERFORMANCE ATTRIBUTION INFORMATION AND
                                                                         STATISTICS SHALL ONLY BE MADE AVAILABLE
                                                                         UPON REQUEST.

                                                                    -    Security breakdowns, portfolio level
                                                                         performance attribution information and
                                                                         statistics shall include high-level
                                                                         returns only (no individual securities'
                                                                         performance or statistics may be
                                                                         provided).

          D.   PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS ON JANUS' WEBSITE

          Janus Capital generally posts on its website(s) a complete list of the equity and debt securities (excluding cash investments, derivatives, short positions, and other investment positions) held by each Fund and the percentage weighting of each security on a periodic basis in accordance with the Policies and Procedures. Janus Capital may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary to protect the interests of the Fund(s).

               1. Non-Money Market Funds- Full holdings and top 5/10 holdings for Non-Money Market Funds are generally posted on Janus Capital's website(s) approximately two days after the end of the applicable lag period. Full portfolio holdings will remain available at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current (i.e. normally at least the prior two fiscal quarters). Top 5/10 holdings and security breakdown will remain available on Janus Capital's website(s) until the following month's corresponding information is posted.

               2. Money Market Funds- Monthly portfolio holdings is generally posted on Janus Capital's website(s) approximately 6 business days after the applicable lag period and shall remain available on Janus Capital's website(s) at least until a Form N-CSR or Form N-Q is filed with the SEC for the period that includes the date as of which the website information is current.

III. DISCLOSURE OF NON-PUBLIC PORTFOLIO HOLDINGS

     Release of a Fund's portfolio holdings prior to becoming publicly available is only allowed if limited exceptions contained in this Policy are satisfied. In some instances pre-approval by the Chief Compliance Officer of the Funds (the "Chief Compliance Officer") or Janus Capital's Ethics Committee is required. The following paragraphs describe the circumstances under which non-public portfolio holdings information for a Fund may be released and the categories of entities or persons that may receive such information, including whether or not such receipt is subject to pre-approval by the Chief Compliance Officer or Janus Capital's Ethics Committee. In all cases, disclosure of portfolio holdings shall be subject to monitoring and reporting as described in Section V below.

          A. PRE-APPROVAL REQUIRED

          The following describes circumstances in which non-public portfolio holdings information of a Fund may be disclosed for legitimate business purposes to individuals and/or entities and which require pre-approval by the Chief Compliance Officer or Janus Capital's Ethics Committee. Disclosure of non-public portfolio holdings to parties described below shall be subject to a written agreement (as described in Section IV) imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information.

          1. Secondary Service Providers. A Fund's non-public portfolio holdings may be disclosed to parties that provide services to Janus Capital, Janus Capital affiliates and/or the Funds. Such entities and persons include, but are not limited to rating and ranking organizations, lenders, and trade execution measurement systems providers, independent pricing services, proxy voting services, the Funds' insurers and computer systems service providers.

          2. Consultants and Others. A Fund's non-public portfolio holdings may be disclosed to consultants, data aggregators, and asset allocation services which calculate information derived from holdings either for use by Janus Capital or by firms that supply their analyses (but not the holdings themselves) to their clients.

          3. Other Transactions. A Fund's non-public portfolio holdings may be disclosed to certain parties in certain transactions such as mergers and acquisitions of a Fund and redemptions in kind and to newly hired investment advisers prior to the time they commence duties to a Fund.

          B. PRE-APPROVAL NOT REQUIRED

          The following describes circumstances in which non-public portfolio holdings information of a Fund may be disclosed to individuals and/or entities and which do not require pre-approval by the Chief Compliance Officer or Janus Capital's Ethics Committee:

          1. Regulatory, Administrative and Judicial Requirements. A Fund's non-public portfolio holdings may be disclosed in accordance with applicable securities law requirements, such as periodic disclosure in filings with the SEC. Janus Capital may also disclose non-public portfolio holdings in response to requests from state or federal regulators, to comply with valid subpoenas or to otherwise comply with applicable law, whether or not such disclosures are required by law.

          2. Critical Service Providers. A Fund's non-public portfolio holdings may be disclosed for legitimate business purposes to certain persons, including, but not limited to: (a) persons who are subject to the Janus Capital Ethics Rules (such as Janus Capital personnel); (b) investment advisers, distributors, administrators, transfer agents and custodians to a Fund; and (c) accounting firms, auditing firms, or legal counsel retained by Janus Capital, a Janus Capital affiliate, a Fund or the Funds' Trustees. Disclosure of portfolio holdings pursuant to this sub-section shall be subject to such persons' legal duty of confidentiality and legal duty not to trade on the basis of any material non-public information as such duties are imposed by the Janus Ethics Rules, by written agreement, or under applicable laws, rules and regulations. If such a duty exist, a separate written agreement may not be required.

          3. Broker-Dealers. Non-public portfolio holdings information and other investment positions of a Fund may be provided to broker-dealers in connection with such broker-dealers' trading of the Funds' securities on the Funds' behalf.

IV.  FORM OF CONFIDENTIALITY AGREEMENT

     Any confidentiality agreements required or deemed appropriate pursuant to these Policies and Procedures should generally include provisions to the effect that:

     A. portfolio holdings are the confidential property of a Fund (and its service provider, as applicable) and may not be shared or used directly or indirectly for any purpose, including trading in Fund shares, except as provided in the confidentiality agreement;

     B. the recipient of the portfolio holdings agrees to limit access to the portfolio information to its employees and agents who, on a need to know basis, are: (i) authorized to have access to the portfolio holdings; and (ii) subject to confidentiality obligations, including duties not to trade on nonpublic information; and

     C. upon request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

V.   MONITORING AND REPORTING

          A. MONITORING.

          The Chief Compliance Officer or designee shall monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an agreement is entered into with a client to permit non-public portfolio holdings disclosure. On a periodic basis, the Chief Compliance Officer or his designee shall monitor appropriate business practices as deemed necessary to determine compliance with these Policies and Procedures. The Chief Compliance Officer shall request certifications from service providers as deemed necessary to determine compliance with these Policies and Procedures.

          B. REPORTING.

          Any potential exceptions to, or violations of, these Policies and Procedures shall be promptly reported to the Chief Compliance Officer. If the Chief Compliance Officer deems that such matter constitutes a "material compliance matter" within the meaning of Rule 38a-1 under the 1940 Act, he shall report the matter to the Trusts' Boards of Trustees in accordance with Rule 38a-1.

          C. AMENDMENTS.

          Any changes to these Policies and Procedures shall be approved by the Janus Capital Ethics Committee and material changes shall be approved by the Trusts' Boards of Trustees.

          D. WAIVERS AND EXCEPTIONS

          The Janus Chief Investment Officer(s), or their delegates, shall have the authority to waive one or more provisions of, or make exceptions to, these Policies and Procedures only under extraordinary circumstances, when in the best interest of the Funds and when such waiver or exception is consistent with the antifraud provisions of the federal securities laws and applicable fiduciary duties. All waivers and exceptions involving any of the Funds shall be (i) pre-approved by the Chief Compliance Officer or a designee, and (ii) disclosed to the Trusts' Board of Trustees via e-mail (or any Trustee-approved means of communication ) as soon as practicable after the pre-approval has been provided. The Chief Compliance Officer shall provide a written report to the Trustees detailing the reasons for granting such pre-approval no later than the next regularly scheduled quarterly meeting of the Board of the Trusts.

          E. RECORDS.

          Janus Capital shall maintain and preserve in an easily accessible place a copy of these Policies and Procedures (and any amendments thereto) and documentation supporting their implementation for a period of six years.

VI.  Compensation

     No Fund, affiliate or any other party shall receive compensation or other consideration for disclosing a Fund's portfolio holdings.

REVISION DATES:
December 31, 2003
March 21, 2005
July 1, 2005
August 3, 2005
September 20, 2005
December 6, 2005
March 14, 2006
October 6, 2006
December 14, 2007
June 20, 2008
October 2, 2008
November 24, 2008

                                   SCHEDULE A

                                 FILING SCHEDULE

ENTITY   FILING TYPE                 SEC FILING DEADLINE   HOLDINGS "AS OF" DATE
------   -------------------------   -------------------   ----------------------------
JAD
         Form N-Q (first quarter)    December 30           October 31
         Semi-Annual Report          April 1               January 31
         Form N-Q (third quarter)    June 30               April 30
         Annual Report               September 29          July 31 (fiscal year end)

JAS
         Form N-Q (first quarter)    May 30                March 31
         Semi-Annual Report          August 29             June 30
         Form N-Q (third quarter)    November 29           September 30
         Annual Report               March 1               December 31 (fiscal year end)

JIF
         Form N-Q (first quarter)    April 1               January 31
         Semi-Annual Report          June 30               April 30
         Form N-Q (third quarter)    September 29          July 31
         Annual Report               December 30           October 31 (fiscal year end)

                                   APPENDIX B

                          JANUS CAPITAL MANAGEMENT LLC
                    PORTFOLIO HOLDINGS DISCLOSURE POLICY FOR
         DOMESTIC SEPARATELY MANAGED ACCOUNTS AND COMMINGLED PORTFOLIOS

I.   APPLICABILITY AND STATEMENT OF POLICY

     Janus Capital Management LLC's ("Janus") Domestic Separately Managed Account and Commingled Portfolio Disclosure Policies and Procedures ("Policies and Procedures") apply to disclosure of a separately managed account, commingled account, representative account, wrap-separately managed account, and sub-advised fund (collectively, "Account") portfolio holdings information to all persons, including, without limitation, investors, intermediaries, third-party distributors, financial consultants, service providers, and data aggregators.

     It is the policy of Janus to protect the confidentiality of Account portfolio holdings and prevent the selective disclosure of information regarding Account portfolio holdings that is not otherwise publicly available. Accordingly, Account portfolio holdings may not be disclosed except in accordance with these Policies and Procedures.

     Information about open trades, strategies, and investment programs is proprietary information of Janus and may not be disclosed without the approval of Janus.

     The following definitions apply to the terms as they appear in these Policies and Procedures:

     "Portfolio holdings" consists of at least a complete list of names of securities held by an Account, or any subset thereof.

     "Representative Account" refers to a sample account that represents an investment management style.

II.  POLICIES AND PROCEDURES FOR DISCLOSURE OF PORTFOLIO HOLDINGS INFORMATION

          A. DISCLOSURE OF PORTFOLIO HOLDINGS TO CURRENT CLIENTS

          For existing Account clients (or the consultant representing an existing Account), portfolio holding information relating to the client's Account is available upon request with no lag. Specific portfolio level attribution analysis is available to such clients or consultants upon request as of the most recent month-end with no lag.

          B. PUBLIC DISCLOSURE

          Representative Account portfolio holdings information shall be deemed "public" on the next day after full portfolio holdings information is posted to Janus' website. Janus may exclude from publication all or any portion of portfolio holdings or change the time periods of disclosure as deemed necessary.

          C. PUBLIC DISCLOSURE OF PORTFOLIO HOLDINGS ON JANUS' WEBSITES, DISSEMINATION OF REPRESENTATIVE ACCOUNT PORTFOLIO HOLDINGS, AND OVERLAP ANALYSIS

          Representative Account portfolio holdings information must be publicly available prior to dissemination to any party. Janus has instituted procedures for the disclosure of portfolio data, including the types of data and the manner in which it may be released. The following table describes policies and procedures with respect to disclosure of portfolio holdings information.

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
FULL PORTFOLIO HOLDINGS

   Representative Accounts            Quarterly (Calendar)          -    Representative account holdings (other
   (other than accounts sub-advised   (30 days after quarter end)        than accounts sub-advised by INTECH may
   by INTECH Investment Management                                       generally be disseminated to consultant
   LLC ("INTECH"))                                                       databases, other "subscribed" entities,
                                                                         and in materials such as RFPs,
                                                                         questionnaires, review books, and finals
                                                                         presentations at least 30 DAYS after the
                                                                         end of a calendar quarter.

   Representative Accounts
   sub-advised by:                    Quarterly (Calendar)          -    Full holdings (including security weights
   INTECH                             (60 days after quarter end)        & shares) of accounts sub-advised by
                                                                         INTECH may be provided upon request to
                                                                         consultant databases, other "subscribed"
                                                                         entities, and in materials such as RFPs,
                                                                         questionnaires, review books, and finals
                                                                         presentations 60 DAYS after the
                                                                         applicable quarter-end (i.e., calendar or
                                                                         fiscal depending on account).

                                                                    -    Public posting (e.g., website) of full
                                                                         holdings of accounts sub-advised by
                                                                         INTECH will be limited to the following:

                                                                    -    HOLDINGS SHALL BE LISTED IN ALPHABETICAL
                                                                         ORDER.

                                                                    -    HOLDINGS SHALL NOT INCLUDE THE NUMBER OF
                                                                         SHARES OR INDIVIDUAL PERCENTAGE
                                                                         WEIGHTINGS.

TOP 10 HOLDINGS                       Monthly
                                      (15 days after month          -    The top 10 portfolio holdings of

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
                                      end)                               Representative Accounts (other than
                                                                         accounts sub-advised by INTECH) may be
                                      Quarterly (Calendar) (15           disseminated to consultant databases,
                                      days after quarter end)            other "subscribed" entities, and in
                                                                         materials such as RFPs, questionnaires,
                                                                         review books, and finals presentations at
                                                                         least 15 DAYS after the end of a month.

                                                                    -    THE TOP 10 PORTFOLIO HOLDINGS SHALL BE IN
                                                                         ORDER OF POSITION SIZE WITH PERCENTAGES
                                                                         AND AS A TOTAL PERCENTAGE OF THE TOTAL
                                                                         PORTFOLIO THAT THE TOP 10 HOLDINGS
                                                                         COMPRISE, EXCLUDING CASH, DERIVATIVES AND
                                                                         SHORT POSITIONS.

                                                                    -    FOR "CONCENTRATED PORTFOLIOS" (AS
                                                                         DESCRIBED BELOW), THE TOP 10 PORTFOLIO
                                                                         HOLDINGS CANNOT BE DISTRIBUTED.

TOP 10 HOLDINGS                       Monthly
                                      (15 days after month end)     -    The top 10 portfolio holdings of accounts
Representative Accounts sub-advised                                      sub-advised by INTECH shall generally be
by: INTECH                            Quarterly (Calendar)               publicly available 15 DAYS after the end
                                      (15 days after quarter end)        of a calendar quarter or 15 DAYS AFTER
                                                                         MONTH END

                                                                    -    THE TOP 10 PORTFOLIO HOLDINGS SHALL BE IN
                                                                         ALPHABETICAL ORDER AND MAY ONLY REFLECT
                                                                         THE TOTAL PERCENTAGE (AS A GROUP) OF THE
                                                                         TOTAL PORTFOLIO.

                                                                    -    TOP 10 HOLDINGS SHALL NOT INCLUDE THE
                                                                         NUMBER OF SHARES OR INDIVIDUAL PERCENTAGE
                                                                         WEIGHTINGS.

TOP 5 HOLDINGS

                                      Monthly                       -    The top 5 portfolio holdings of
                                      (15 days after month end)          "concentrated portfolios" shall generally
                                                                         be publicly available 15 DAYS after the
                                      Quarterly (Calendar)               end of a month and 15 DAYS after the end
                                      (15 days after quarter end)        of a calendar quarter.

                                                                    -    The following portfolios are considered
                                                                         "concentrated portfolios:"

                                                                         Janus Concentrated Portfolios, Janus
                                                                         Aggressive Growth Portfolios and

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
                                                                         Janus Equity REIT Portfolios

                                                                    -    THE TOP 5 PORTFOLIO HOLDINGS SHALL NOT
                                                                         INCLUDE CASH, DERIVATIVES AND SHORT
                                                                         POSITIONS.

                                                                    -    THE TOP 5 PORTFOLIO HOLDINGS SHALL BE IN
                                                                         ORDER OF POSITION SIZE AND AS A
                                                                         PERCENTAGE OF THE TOTAL PORTFOLIO.

TOP 5 / BOTTOM 5 PERFORMANCE          Monthly
CONTRIBUTOR-DETRACTORS                (30 days after month end)     -    The top 5/bottom 5 performance
                                                                         contributors and detractors of each
                                      Quarterly (Calendar)               account shall generally be publicly
                                      (at least 15 days after            available at least 30 DAYS after the end
                                      quarter end)                       of a month and at least 15 DAYS after the
                                                                         end of a calendar quarter.

                                                                    -    THE TOP 5/BOTTOM 5 CONTRIBUTORS AND
                                                                         DETRACTORS TO ACCOUNT PERFORMANCE SHALL
                                                                         BE IN ALPHABETICAL ORDER WITHOUT
                                                                         PERCENTAGE OF THE TOTAL PORTFOLIO.

SECURITY BREAKDOWNS                   Monthly
                                      (30 days after month end)     -    Security breakdowns (e.g., industry,
PERFORMANCE ATTRIBUTION INFORMATION                                      sector, regional, market capitalization
AND STATISTICS                        Quarterly (Calendar)               and asset allocation) and portfolio level
                                      (15 days after quarter end)        performance attribution information and
                                                                         statistics shall generally be publicly
                                                                         available 30 DAYS after the end of a
                                                                         month and 15 DAYS after the end of a
                                                                         calendar quarter.

                                                                    -    PERFORMANCE ATTRIBUTION INFORMATION AND
                                                                         STATISTICS SHALL ONLY BE MADE AVAILABLE
                                                                         UPON REQUEST.

                                                                    -    SECURITY BREAKDOWNS, PORTFOLIO LEVEL
                                                                         PERFORMANCE ATTRIBUTION INFORMATION AND
                                                                         STATISTICS SHALL INCLUDE HIGH-LEVEL
                                                                         RETURNS ONLY (NO INDIVIDUAL SECURITIES'
                                                                         PERFORMANCE OR STATISTICS MAY BE
                                                                         PROVIDED).

PORTFOLIO "OVERLAP" ANALYSIS          Upon Request                  -    Portfolio "overlap" analysis of a
                                                                         representative portfolio may be provided
                                                                         to prospective separately

   TYPE OF PORTFOLIO INFORMATION          DISCLOSURE FREQUENCY                          POLICY
-----------------------------------   ---------------------------   ----------------------------------------------
                                                                         managed account clients with NO LAG upon
                                                                         request.

                                                                    -    Overlap analysis may consist only of the
                                                                         prospective client's holdings that
                                                                         overlap with the representative portfolio
                                                                         and the projected number of the
                                                                         prospective client's portfolio's shares
                                                                         that would be retained in the prospective
                                                                         client's account.

                                                                    -    For RFP requests, monthly holdings as of
                                                                         the last quarter publicly available may
                                                                         be disseminated.

III. DISCLOSURE OF NON-PUBLIC PORTFOLIO HOLDINGS

          A. PRE-APPROVAL REQUIRED

          Except for categories of disclosure contemplated by Paragraph B below, disclosure of non-public portfolio holdings must be pre-approved by the Chief Compliance Officer or Janus' Ethics Committee and may be permitted if there exists a legitimate business purpose, consistent with these policies and procedures. The Chief Compliance Officer or Janus' Ethics Committee may permit disclosure of non-public portfolio holdings provided a written confidentiality agreement (as described in Section IV) is either in place or in the process of being negotiated. In all cases, disclosure of portfolio holdings shall be subject to monitoring and reporting as described in Section V, below.

          B. PRE-APPROVAL NOT REQUIRED

          The following describes other circumstances in which non-public portfolio holdings information may be disclosed to individuals and/or entities and which do not require pre-approval by the Chief Compliance Officer or Janus' Ethics Committee, subject to the requirements of Paragraph C below.

          1. Regulatory, Administrative and Judicial Requirements. Portfolio holdings may be disclosed in response to requests from state or federal regulators, to comply with valid subpoenas or to otherwise comply with applicable law, whether or not such disclosures are required by law.

          2. Service Providers. Portfolio holdings may be disclosed for legitimate business purposes to certain persons and entities, including, but not limited to:

                    a. Persons who are subject to the Janus Ethics Rules (such as Janus personnel);

                    b. Investment advisers, distributors, administrators, transfer agents and custodians;

                    c. Accounting firms, auditing firms, or legal counsel retained by Janus or a Janus affiliate; and

                    d. Rating and ranking organizations, lenders, trade execution measurement systems providers, independent pricing services, proxy voting services, insurers and computer systems service providers.

          3. Broker-Dealers. Portfolio holdings information and other investment positions may be provided to broker-dealers in connection with such broker-dealers' trading of portfolio securities.

          4. Consultants and Others. Disclosure of non-public portfolio holdings may be provided to consultants, data aggregators, and asset allocation services which derive information from holdings either for use by Janus or by firms that supply their analyses (but not holdings information) to their clients.

          5. Plan Sponsors. Portfolio holdings information and other investment positions may be provided to a sponsor in connection with such sponsor's trading of portfolio securities and/or in connection with their analyses of the portfolios for their internal use only.

          6. Other Transactions. Disclosure of portfolio holdings may be made to certain parties in certain transactions such as redemptions in kind.

          C. CONFIDENTIALITY

          Except for disclosure pursuant to applicable law, regulatory request, judicial subpoenas or as otherwise noted in this Policy, disclosure of non-public portfolio holdings to third parties shall be subject to a written agreement (as described in Section IV) imposing a duty of confidentiality, including a duty not to trade on the basis of any material non-public information. Certain service providers such as persons who are subject to the Janus Ethics Rules (such as Janus personnel), investment advisers, distributors, administrators, transfer agents, custodians, accounting firms, auditing firms, or legal counsel retained by Janus or a Janus affiliate may already be subject to a legal duty of confidentiality under written agreement, applicable laws, rules, and regulations. If such a duty exist, a separate written agreement may not be required.

III. FORM OF CONFIDENTIALITY AGREEMENT

     Any confidentiality agreements required or deemed appropriate pursuant to these Policies and Procedures should generally include provisions to the effect that:

          A. Portfolio holdings are the confidential property of Janus (and/or its service provider, as applicable) and may not be shared or used directly or indirectly for any purpose, including trading in Account shares, except as provided in the confidentiality agreement;

          B. The recipient of the portfolio holdings agrees to limit access to the portfolio information to its employees and agents who, on a need to know basis, are: (1) authorized to have access to the portfolio holdings; and (2) subject to confidentiality obligations, including duties not to trade on nonpublic information; and

          C. Upon request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

IV.  MONITORING AND REPORTING

          A. MONITORING.

          The Chief Compliance Officer or designee shall monitor a list of parties authorized to receive non-public portfolio holdings. The list shall be updated any time an agreement is entered into with a client to permit non-public portfolio holdings disclosure. On a periodic basis, the Chief Compliance Officer or his designee shall monitor appropriate business practices as deemed necessary to determine compliance with these Policies and Procedures. The Chief Compliance Officer shall request certifications from service providers as deemed necessary to determine compliance with these Policies and Procedures.

          B. REPORTING.

          Any potential exceptions to, or violations of, these Policies and Procedures shall be promptly reported to the Chief Compliance Officer.

          C. AMENDMENTS.

          Any changes to these Policies and Procedures shall be approved by the Janus Ethics Committee.

          D. WAIVERS AND EXCEPTIONS

          The Janus Chief Investment Officer(s), or their delegates, shall have the authority to waive one or more provisions of, or make exception to, these Policies and Procedures only under extraordinary circumstances, when in the best interest of the Accounts and when such waiver or exception is consistent with the antifraud provisions of the federal securities laws and applicable fiduciary duties. All waivers and exceptions involving any of the Accounts shall be (i) pre-approved by the Chief Compliance Officer or a designee, and (ii) disclosed to the Ethics Committee via e-mail as soon as practicable after the pre-approval has been provided. The Chief Compliance Officer, or a designee, shall provide a written report to the Ethics Committee detailing the reasons for granting such pre-approval no later than the next regularly scheduled quarterly meeting of the Ethics Committee.

          E. RECORDS.

          Janus shall maintain and preserve in an easily accessible place a copy of these Policies and Procedures (and any amendments thereto) and documentation supporting their implementation for a period of six years.

V.   COMPENSATION

     Janus, affiliates or any other party shall not receive compensation or other consideration for disclosing Account portfolio holdings.

REVISION DATES:
December 31, 2003
March 21, 2005
July 1, 2005
September 20, 2005
December 6, 2005
February 22, 2006
December 14, 2007
June 27, 2008
August 27, 2008
October 13, 2008
November 24, 2008

                                   APPENDIX C

         SECURITIES REPORTING FOR ACCESS PERSONS AND INVESTMENT PERSONS

              TYPE OF SECURITY                        IS REPORTING REQUIRED?                  IS PRE-CLEARANCE REQUIRED?
--------------------------------------------   ------------------------------------   -----------------------------------------
American Depository                                             Yes                                      Yes
Receipts/shares/Units                                                                 (against underlying security and ADR/ADU)
(ADRs/ADSs/ADUs)

Annuities - Fixed                                   Only if Janus Products are                            No
(other than market value adjusted                available as an investment option
annuities)

Annuities - Adjusted                                Only if Janus Products are                            No
                                                 available as an investment option

Bonds and other debt instruments,
including, but not limited to:

-    Corporate

-    U.S. Guaranteed or of federally                            Yes                                      Yes
     sponsored enterprises (FHLMC,
     FNMA, GNMA, etc.)

-    Municipal

-    Closely Held

Bonds and other direct debt                                     No                                        No
instruments of the U.S. Government:
(e.g., Treasury notes, bills bonds or
STRIPS)

Bonds - convertible                                             Yes                                       Yes
                                                                                          (against both underlying stock and
                                                                                                  convertible debt)

Bank Certificates of Deposit, Savings                           No                                        No
Certificates, checking and savings accounts
and money market accounts, bankers'
acceptances, commercial paper and high
quality short-term debt instruments,
including repurchase agreements.

Derivatives (DEC, ELKS, PRIDES, etc.)                           Yes                                      Yes
                                                                                      (against underlying stock and derivative)

Futures: physical commodities or any                            No                                        No
derivatives thereof

Futures: including foreign currencies and                       Yes                                      Yes
other than previously listed                                                          (against underlying stock and derivative)

Janus Company Stock                                             Yes                                      Yes

(Options on) Janus Company Stock                            Prohibited                                Prohibited
(i.e. puts and calls)

Janus Company Stock Options                                     Yes                                      Yes
(obtained as a part of an incentive plan)      once options have become exercisable

Janus Mutual Funds                                              Yes                                       No

Index Securities - ETFs, SPDRS/SPY, etc.                        Yes                                      Yes

Life Insurance                                      Only if Janus Products are                            No
                                                 available as an investment option

Limited Offerings/Private Placements                            Yes                                      Yes

Managed or Wrap Accounts                                        Yes                                      Yes

Mutual Funds (other than money market mutual                    No                                       No
funds):  Open-end

Mutual Funds - Closed-end - including                           Yes                                      Yes
registers funds of hedge funds

Options - Exercise of option to buy or sell                     Yes                                      Yes
underlying stock

Options on futures and indices (other than                      Yes                                      Yes
those on physical commodities)

REITS (Real Estate Investment Trusts                            Yes                                      Yes

Stocks (common or preferred)                                    Yes                                      Yes

Stocks (short sales) (short sales are                           Yes                                      Yes
prohibited on Janus Company Stock)

Stocks - Initial Public Offerings                           Prohibited                                Prohibited

Stocks (owned) - exchanges, swaps, mergers,                     Yes                                       No
tender offers

Stocks (Rights or warrants acquired                             Yes                                      Yes
separately)

Treasury Inflation Protected Securities                         No                                        No
(TIPS)

Unit Investment Trusts (UITs)                                   No                                        No

IMPORTANT NOTE: This summary was prepared as a convenient quick reference for Janus personnel and related parties. It does not supercede or replace the Ethics Rules, which all Janus personnel are required to review and follow. In the event of any conflict between this summary and the Rules, the Rules will control. Personnel who have questions about any compliance-related issue should contact Legal or Compliance personnel for clarification.